CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A Amendment No.4 of our reports dated December 10, 2010 and May 2, 2011 relating to the financial statements of Intervia Inc. for the years ended January 31, 2010 and January 31, 2011, respectively and to the reference to our firm under the caption "Experts" in the related Registration Statement on Form S-1/A Amendment No.4 of Intervia Inc., for the registration of up to 9,600,000 shares of its common stock.

“DMCL”

     DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants

Vancouver, Canada
January 23, 2012